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                                                                                                  EXHIBIT 11
                           STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                         WPS RESOURCES CORPORATION

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============================================================================================================
INFORMATION WITH RESPECT TO THE COMPUTATION
OF EARNINGS PER SHARE OF COMMON STOCK                   Three Months Ended             Twelve Months Ended
(Thousands)                                                 December 31                     December 31
                                                        1998           1997            1998            1997
============================================================================================================

Shares of common stock at beginning of period          26,506         26,522          26,518          26,538
Shares of common stock purchased for deferred
  compensation trust -

     Date of deferred               Number
compensation trust purchase       of Shares
---------------------------       ---------

January 20, 1998                      1                                                    1
February 23, 1998                     1                                                    1
March 23, 1998                        2                                                    2
April 20, 1998                        1                                                    1
May 20, 1998                          1                                                    1
June 23, 1998                         2                                                    2
July 20, 1998                         1                                                    1
August 21, 1998                       1                                                    1
September 21, 1998                    2                                                    2
October 20, 1998                      1                     1                              1
November 20, 1998                     1                     1                              1
December 22, 1998                     2                     2                              2
January 20, 1997                      2                                                                    2
February 20, 1997                     1                                                                    1
March 20, 1997                        2                                                                    2
April 21, 1997                        2                                                                    2
May 20, 1997                          2                                                                    2
June 20, 1997                         2                                                                    2
July 21, 1997                         2                                                                    2
August 20, 1997                       1                                                                    1
September 23, 1997                    2                                                                    2
October 21, 1997                      1                                    1                               1
November 20, 1997                     1                                    1                               1
December 22, 1997                     1                                    1                               1
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Shares of common stock at end of period                26,502         26,519          26,502          26,519
============================================================================================================

Computation of daily weighted average
  shares:

Shares of common stock at
  beginning of period -

                      Number       Number
                        of           of
                       Days        Shares
                      ------       ------
December 31, 1997       20         26,522                            530,440
December 31, 1997       19         26,538                                                            504,222
December 31, 1998       19         26,506             503,614
December 31, 1998       19         26,518                                            503,842

Shares of common stock after
  purchase for deferred compensation trust -

                      Number       Number
                        of           of
                       Days        Shares
                      ------       ------
December 31, 1997       31         26,536                                                            822,616
December 31, 1997       28         26,534                                                            742,952
December 31, 1997       32         26,532                                                            849,024
December 31, 1997       29         26,531                                                            769,399
December 31, 1997       31         26,529                                                            822,399
December 31, 1997       31         26,527                                                            822,337
December 31, 1997       30         26,525                                                            795,750
December 31, 1997       34         26,524                                                            901,816
December 31, 1997       28         26,522                                                            742,616
December 31, 1997       30         26,521                            795,630                         795,630
December 31, 1997       32         26,520                            848,640                         848,640
December 31, 1997       10         26,519                            265,190                         265,190
December 31, 1998       34         26,517                                            901,578
December 31, 1998       28         26,516                                            742,448
December 31, 1998       28         26,514                                            742,392
December 31, 1998       30         26,513                                            795,390
December 31, 1998       34         26,512                                            901,408
December 31, 1998       27         26,510                                            715,770
December 31, 1998       32         26,509                                            848,288
December 31, 1998       31         26,508                                            821,748
December 31, 1998       29         26,506                                            768,674
December 31, 1998       31         26,505             821,655                        821,655
December 31, 1998       32         26,504             848,128                        848,128
December 31, 1998       10         26,502             265,020                        265,020
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Total days - weighted                               2,438,417      2,439,900       9,676,341       9,682,591
============================================================================================================

Average number of shares of common
  stock based on daily
  weighted average computations                        26,505         26,521          26,511          26,528
============================================================================================================

Earnings on common stock, as set forth
  in statements of income                              $6,415        $12,657         $46,631         $55,809
============================================================================================================

Earnings per share of common stock based on
  weighted average shares                               $0.24          $0.47           $1.76           $2.10
============================================================================================================
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